As filed with the Securities and Exchange
                        Commission on February 27, 2002.
                                                           Registration No. 333-
          -------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------

      DELAWARE                                                       04-2209186
(State or other jurisdiction of                                 (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046
               (Address of Principal Executive Offices) (Zip Code)

               1997 Spectra-Physics Lasers, Inc. Stock Option Plan

             2000 Spectra-Physics Lasers, Inc. Stock Incentive Plan

                           (Full Titles of the Plans)

                Seth H. Hoogasian, Secretary and General Counsel
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046
                     (Name and Address of Agent for Service)

                                 (781) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)



                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed
                                                     Maximum             Proposed Maximum
   Title of securities           Amount           Offering Price         Aggregate Offering              Amount of
     to be registered        to be registered       Per Share                Price                  Registration Fee
     ----------------        ----------------       ---------                -----                  ----------------

 Common Stock, $1.00 par        2,241,444           $19.46 (2)           $43,618,500 (2)               $4,012.90
     value per share            shares (1)


     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Thermo Electron's common stock as may be issuable in connection with adjustments under the employee benefit plans described herein to reflect certain changes in Thermo Electron's capital structure, including stock dividends or stock splits.

(1) The shares registered hereunder are divided among the various plans set forth below:

1997 Spectra-Physics Lasers, Inc. Stock Option Plan: 322,468 shares

2000 Spectra-Physics Lasers, Inc. Stock Incentive Plan: 1,918,976 shares

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The calculation of the proposed maximum aggregate offering price has been based upon (1) the registration hereunder of an aggregate of 2,241,444 shares and (2) the average of the high and low sales prices, $19.33 and $19.59, respectively, of Thermo Electron's common stock on the New York Stock Exchange on February 26, 2002 as reported in the consolidated transaction reporting system.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to the respective participants in the plans registered hereunder pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Thermo Electron is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) Thermo Electron's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

(b) Thermo Electron's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

(c) Thermo Electron's Current Report on Form 8-K filed with the Commission on May 15, 2001.

(d) Thermo Electron's Current Report on Form 8-K filed with the Commission on July 12, 2001.

(e) Thermo Electron's Current Report on Form 8-K filed with the Commission on August 6, 2001.

(f) Thermo Electron's Current Report on Form 8-K filed with the Commission on August 6, 2001.

(g) Thermo Electron's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(h) Thermo Electron's Current Report on Form 8-K filed with the Commission on August 9, 2001.

(i) Thermo Electron's Current Report on Form 8-K filed with the Commission on October 12, 2001.

(j) Thermo Electron's Current Report on Form 8-K filed with Commission on November 2, 2001.

(k) Thermo Electron's Current Report on Form 8-K filed with Commission on November 2, 2001.

(l) Thermo Electron's Quarterly Report on Form 10-Q for the quarter ended September 29, 2001.

(m) Thermo Electron's Current Report on Form 8-K filed with the Commission on November 16, 2001.

(n) The description of the common stock which is contained in Thermo Electron's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

(o) The description of Thermo Electron's Preferred Stock Purchase Rights which is contained in Thermo Electron's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

     All reports or proxy statements filed by Thermo Electron pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

     Not  applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the common stock offered hereby has been passed upon by John A. Piccione, Esq., General Counsel of Thermo Electron. Mr. Piccione is a full-time employee of Thermo Electron and owns or has the right to acquire 65,956 shares of common stock.

Item 6. Indemnification of Directors and Officers.

     The Delaware General Corporation Law and Thermo Electron's Certificate of Incorporation and By-Laws limit the monetary liability of directors to Thermo Electron and to its stockholders and provide for indemnification of Thermo
Electron's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Thermo Electron and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Thermo Electron also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

     Thermo Electron has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Thermo Electron pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Thermo Electron's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Thermo Electron pursuant to the foregoing provisions, or otherwise, Thermo Electron has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Thermo Electron of expenses incurred or paid by a director, officer or controlling person of Thermo Electron in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Thermo Electron will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Thermo Electron certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 27th day of February, 2002.

                                THERMO ELECTRON CORPORATION


                                By:     /s/ Richard F. Syron
                                        --------------------------
                                            Richard F. Syron
                                Its:        Chief Executive Officer and Director


                                POWER OF ATTORNEY

     Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints Theo Melas-Kyriazi, Kenneth J. Apicerno and Seth H. Hoogasian, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                       Title                                    Date

/s/ Richard F. Syron
----------------------------    Chief Executive Officer and Director    February 27, 2002
Richard F. Syron                (Principal Executive Officer)


/s/ Marijn E. Dekkers
----------------------------    President, Chief Operating Officer and  February 27, 2002
Marijn E. Dekkers               Director

/s/ Theo Melas-Kyriazi
----------------------------    Vice President and Chief Financial      February 27, 2002
Theo Melas-Kyriazi              Officer (Principal Financial Officer)


/s/ Peter E. Hornstra
----------------------------    Corporate Controller and Chief          February 27, 2002
Peter E. Hornstra               Accounting Officer (Principal
                                Accounting Officer)

/s/ Peter O. Crisp
----------------------------    Director                                February 27, 2002
Peter O. Crisp

/s/ Frank Jungers
---------------------------     Director                                February 27, 2002
Frank Jungers


----------------------------    Director                                February __, 2002
John L. LaMattina

/s/ Jim P. Manzi
----------------------------    Director                                February 27, 2002
Jim P. Manzi


----------------------------    Director                                February ___, 2002
Robert A. McCabe

/s/ Hutham S. Olayan
----------------------------    Director                                February 27, 2002
Hutham S. Olayan


/s/ Robert W. O'Leary
----------------------------     Director                               February 27, 2002
Robert W. O'Leary

/s/ Michael E. Porter
----------------------------     Director                               February 27, 2002
Michael E. Porter


/s/ Elaine S. Ullian
----------------------------    Director                                February 27, 2002
Elaine S. Ullian

                                  EXHIBIT INDEX


Exhibit
Number          Description


     5          Opinion of John A. Piccione, Esq.

    23.1        Consent of Arthur Andersen LLP

    23.2        Consent of John A. Piccione, Esq.
                (contained in his opinion filed as Exhibit 5).

    24          Power of Attorney (see signature pages to this Registration
                Statement).

                                                                       EXHIBIT 5



                           Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046




                                                              February 27, 2002

Thermo Electron Corporation
81 Wyman Street
Waltham, Massachusetts 02454-9046

     Re: Registration Statement on Form S-8 Relating to 2,241,444 Shares of the Common Stock, $1.00 par value, of Thermo Electron Corporation

Dear Sirs:

     I am Deputy General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 2,241,444 shares of Thermo Electron's Common Stock, $1.00 par value per share (the "Shares") subject to the stock plans listed on Schedule 1 hereto (collectively, the "Plans").

     I or a member of my legal staff have reviewed the corporate proceedings taken by Thermo Electron with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of Thermo Electron and have made all investigations of law and have discussed with Thermo Electron's representatives all questions of fact that I have deemed necessary or appropriate.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. Thermo Electron is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.

     2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by Thermo Electron.

     3. The Shares, when issued and sold in accordance with the provisions of the respective Plans, will be validly issued, fully paid and nonassessable.

     This opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Law of the State of Delaware ("Delaware Law") and reported judicial decisions interpreting Delaware Law.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                        /s/ John A. Piccione
                                            ----------------------
                                            John A. Piccione
                                            Deputy General Counsel

                                   SCHEDULE 1


               1997 Spectra-Physics Lasers, Inc. Stock Option Plan

             2000 Spectra-Physics Lasers, Inc. Stock Incentive Plan

                                                                    Exhibit 23.1


                    Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 15, 2001, included in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended December 30, 2000, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
------------------------------
Arthur Andersen LLP


Boston, Massachusetts
February 22, 2002